Exhibit 3.128

State of California Secretary of State

LIMITED LIABILITY COMPANY CERTIFICATE OF AMENDMENT
A $30.00 filing fee must accompany this form.

IMPORTANT – Read instructions before completing this form.	This Space For Filing Use Only

1. SECRETARY OF STATE FILE NUMBER	2. NAME OF LIMITED LIABILITY COMPANY

201035510103	Toll CA Note I LLC

3. COMPLETE ONLY THE SECTIONS WHERE INFORMATION IS BEING CHANGED. ADDITIONAL PAGES MAY BE ATTACHED IF NECESSARY.

A. LIMITED LIABILITY COMPANY NAME (END THE NAME WITH THE WORDS “LIMITED LIABILITY COMPANY,” “LTD. LIABILITY CO.” OR THE ABBREVIATIONS “LLC” OR “L.L.C.”)

Toll CA I LLC

B. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (CHECK ONE):
☐ ONE MANAGER ☐ MORE THAN ONE MANAGER ☐ ALL LIMITED LIABILITY COMPANY MEMBER(S)

C. AMENDMENT TO TEXT OF THE ARTICLES OF ORGANIZATION:

D.      OTHER MATTERS TO BE INCLUDED IN THIS CERTIFICATE MAY BE SET FORTH ON SEPARATE ATTACHED PAGES AND ARE MADE A PART OF THIS CERTIFICATE. OTHER MATTERS MAY INCLUDE A CHANGE IN THE LATEST DATE ON WHICH THE LIMITED LIABILITY COMPANY IS TO DISSOLVE OR ANY CHANGE IN THE EVENTS THAT WILL CAUSE THE DISSOLUTION.

4. FUTURE EFFECTIVE DATE, IF ANY:

MONTH	DAY	YEAR

5. NUMBER OF PAGES ATTACHED, IF ANY:
6. IT IS HEREBY DECLARED THAT I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

May 10, 2011
SIGNATURE OF AUTHORIZED PERSON	DATE

Zvi Barzilay, Manager
TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON
7. RETURN TO:

NAME FIRM ADDRESS CITY/STATE ZIP CODE

SEC/STATE FORM LLC-2 (Rev. 03/2005) – FILING FEE $30.00	APPROVED BY SECRETARY OF STATE